Exhibit 10.66
Employment Agreement
CONFIDENTIAL
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into on the 13th day of June, 2007 by and between Syntroleum Corporation, a Delaware corporation (the “Company”), and Ms. Karen L. Gallagher, an individual (the “Employee”).
WHEREAS, the Company desires to enter into an employment relationship with Employee and Employee is willing to accept such employment on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Company and Employee hereby agree as follows.
1. Employment and Duties. The Company employs Employee in the capacity of Senior Vice President and Principal Financial Officer, or in such other position as the Company may request of the Employee. Employee’s initial duties and responsibilities are set forth in Exhibit A hereto. Employee hereby accepts such employment, on the terms and conditions hereinafter set forth. Employee agrees to perform such duties and responsibilities (including reasonable travel) and hold such offices as may be reasonably assigned to Employee from time to time by the Company and to devote substantially Employee’s full business time, energies and best efforts to the performance thereof to the exclusion of all other business activities, except any activities disclosed to the Company in advance and consented to by the Company. Company hereby consents to Employee maintaining her part-time tax practice so long as said tax practice does not interfere with her performing her duties and responsibilities to the Company and does not involve the Company in controversy or adversely affect the Company’s reputation in the community and industry; such determination to be at the sole discretion of the Company. Employee agrees to maintain her certification as a certified public accountant. Employee shall be a member of the Company’s executive committee and as such shall conduct herself with the highest standards of integrity and professionalism, including those relating to maintenance of confidential information, duty to inform her supervisor, and duty to report to the Company’s Audit Committee and Board of Directors. Any changes to the Employee’s position with the Company, salary, incentive compensation or other benefits shall not be valid unless in writing and executed by both the Company and Employee and approved by the Board of Directors or appropriate committee of the Board of Directors.
2. Compensation. As compensation for the services to be rendered by Employee to the Company pursuant to this Agreement, Employee shall be paid the following compensation and other benefits.
(a) Salary in the amount of $175,000 per year, payable in equal bi-weekly installments in arrears, or such higher compensation as may be established, but not guaranteed, by the Company from time to time. Payments of salary shall be made in accordance with the Company’s usual payroll procedures.

Syntroleum — Employment Agreement
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(b) Employee shall be eligible to participate, to the extent Employee may be eligible, in any group medical and hospitalization, retirement, life insurance or other employee benefit plans which the Company may from time to time offer to its similarly situated employees. All group insurance provided to Employee shall be in such form and provide such coverage as is provided to other similarly situated employees of the Company.
(c) All compensation payments to Employee shall be made subject to normal deductions therefrom, including federal and state social security and withholding taxes.
3. Expenses. The Company shall reimburse Employee for Employee’s actual out-of-pocket expenses incurred in accordance with Company policy in carrying out Employee’s duties hereunder in the conduct of the Company’s business, including reasonable costs of continuing education to maintain Employee’s certification as a certified public accountant, which expenses shall be limited to ordinary and necessary items and which shall be supported by vouchers, receipts or similar documentation submitted in accordance with the Company’s expense reimburse policy and as required by law.
4. Vacations and Leave. Employee shall be entitled to four (4) weeks paid vacation per year which shall be administered in accordance with the Company’s policies in effect from time to time.
5. Non-Disclosure of Confidential Information.
(a) Employee acknowledges that in and as a result of Employee’s employment by the Company, Employee will be making use of, acquiring, and/or adding to the Company’s Trade Secret Information. Except as required in the performance of Employee’s duties under this Agreement, Employee will not use any Trade Secret Information of the Company for Employee’s own benefit or purposes, including but not limited to Employee’s discussions with the Company concerning the terms and conditions of Employee’s employment with the Company, or disclose to third parties, directly or indirectly, any Trade Secret Information of the Company, either during or after Employee’s employment with the Company.
(b) As used in this Agreement, “Trade Secret Information” means information, including any areas of business focus for the Company, business strategy, research and development activities, business plans, budgets, formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, “Trade Secret Information” includes both information disclosed to Employee by the Company and information developed by Employee in the course of Employee’s employment with the Company. The types and categories of information which the Company considers to be its Trade Secret Information include, without limitation: (a) specifications, descriptions, designs, dimensions, content (including chemical composition) and tolerances of products, parts and components; (b) plans, blueprints, design packages, construction, part and assembly drawings and diagrams; (c)

Syntroleum — Employment Agreement
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design, construction and component costs and cost estimates; (d) the existence, terms or conditions of any agreements (including license agreements) between the Company and any third party; (e) computer programs (whether in the form of source code, object code or any other form, including software, firmware and programmable array logic), formulas, algorithms, methods, techniques, processes, designs, specifications, diagrams, flow charts, manuals, descriptions, instructions, explanations, improvements, and the ideas, systems and methods of operation contained in such programs; (f) information concerning or resulting from research and development work planned, in progress, or performed by the Company; (g) information concerning the Company’s management, Board of Directors, insurance status, human resources, financial condition, financial operations, purchasing activities, sales activities, marketing activities and business plans; (h) information acquired or compiled by the Company concerning actual or potential customers; and (i) all other types and categories of information (in whatever form) with respect to which, under all the circumstances, Employee knows or has reason to know that the Company intends or expects secrecy to be maintained and as to which the Company has made efforts to maintain its secrecy.
(c) In the event that Employee is requested or required by applicable law or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process to disclose any of the Company’s Trade Secret Information, Employee shall provide the Company with prompt written notice of such request or requirement prior to making the requested disclosure, and shall cooperate with the Company so that the Company may seek to protect the proprietary nature of such Trade Secret Information through available procedures, including a protective order or other appropriate remedy.
(d) The Company may also advise Employee from time to time as to restrictions upon the use or disclosure of specified information which has been licensed or otherwise disclosed to the Company by third parties pursuant to license or confidential disclosure agreements which contain restrictions upon the use or disclosure of such information. Employee agrees to abide by the restrictions upon use and/or disclosure contained in such agreements.
(e) Employee has not and will not use or disclose to the Company any confidential or proprietary information belonging to others without the written consent of the person to whom such information is confidential, and Employee represents that Employee’s employment with the Company will not require the use of such information or the violation of any confidential relationship with any third party.
6. Other Property of the Company. All documents, encoded media, and other tangible items provided to Employee by the Company or prepared, generated or created by Employee or others in connection with any business activity of the Company are the property of the Company. Upon termination of Employee’s employment with the Company, Employee will promptly deliver to the Company all such documents, media and other items in Employee’s possession, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents, media, items or information contained therein. Employee will neither have nor claim any right, title or interest in any trademark, service mark or trade name owned or used by the Company.

Syntroleum — Employment Agreement
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7. Inventions and Works of Authorship.
(a) Employee agrees to assign and hereby irrevocably assigns to the Company all of Employee’s right, title and interest in and to any and all Inventions and Works of Authorship made, generated or conceived by Employee during the period of Employee’s employment with the Company, and Employee agrees to and shall promptly disclose all such Inventions and Works of Authorship to the Company in writing. As used herein, “Invention” means any discovery, improvement, innovation, idea, formula, or shop right (whether or not patentable, whether or not put into writing and whether or not put into practice) made, generated or conceived by Employee (whether alone or with others) while employed by the Company. For purposes of this Agreement, any discovery, improvement, innovation, idea, formula, or shop right (whether or not patentable, whether or not put into writing and whether or not put into practice) relating directly or indirectly to the business of the Company or to the Company’s actual or demonstrably anticipated business, research or development with respect to which Employee files a patent application within two years after termination of employment with the Company shall be presumed to be an Invention. As used herein, “Work of Authorship” means any original work of authorship within the purview of the copyright laws of the United States of America, and both the Company and Employee intend and agree that all Works of Authorship created by Employee in the course of his employment with the Company will be and shall constitute works made for hire within the meaning and purview of such copyright laws.
(b) Employee will execute and assign any and all applications, assignments, and other documents and will render all assistance which may be reasonably necessary for the Company to obtain patent, copyright, or any other form of intellectual property protection with respect to all Inventions and Works of Authorship in all countries and will cooperate with Syntroleum as reasonable necessary to enforce any such intellectual property protection. The Company will pay Employee $200 for each patent issued to the Company upon which Employee’s name appears as an inventor.
(c) The provisions of this Section 7 do not apply to an invention for which no equipment, supplies, facility or Trade Secret Information of the Company was used and which was developed entirely on Employee’s own time, and which does not relate (i) directly or indirectly to the business research or development of the Company, or (ii) to the Company’s actual or demonstrably anticipated business, research or development. A reasonable determination of the applicability of Section 7(a) to an Employee’s invention shall be made by Syntroleum after the Employee submits notification in writing of the invention. Said notice shall include adequate detail for Syntroleum to evaluate the invention. Said notice shall include adequate detail for Syntroleum to evaluate the invention.

Syntroleum — Employment Agreement
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8. Limited Covenants.
(a) Non-Solicitation of Customers/Licensees — Employee further acknowledges that, while employed by the Company, he will have contact with and become aware of the Company’s customers and licensees and their respective representatives, including their names and addresses, specific needs and requirements, as well as leads and references to prospective customers and licensees. Employee further acknowledges that loss of such customers or licensees would cause the Company great and irreparable harm. Employee agrees that for a period of one year following termination of Employee’s employment with the Company for any reason, voluntarily or involuntarily, Employee will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any customer or licensee, former customer or licensee, or prospective customer or licensee of the Company known to the Employee for the purpose of selling, installing, implementing, or modifying any Competing Product. This restriction shall apply to any customer or licensee, former customer or licensee, or prospective customer or licensee of the Company, whether Employee had direct contact or not.
(b) Non-Solicitation of Company Employees — The Employee agrees that for as long as he is employed by the Company and for a period of one year after termination of Employee’s employment with the Company for any reason, voluntarily or involuntarily, Employee will not solicit, recruit, hire or attempt to solicit, recruit or hire, directly or by assisting others, any other employee of the Company.
(c) “Competing Product” and “contact” defined. As used in this Agreement, (i) “Competing Product” means any product (including, without limitation, any chemical formula or process) which is or may be marketed in competition with any product marketed or under development by the Company at any time, and (ii) “contact” means interaction between Employee and a customer or licensee, former customer or licensee, or prospective customer or licensee of the Company, which takes place to further any business relationship; or performing services for the customer or licensee, former customer or licensee, or prospective customer or licensee.
9. Reasonableness of Restrictions.
(a) Employee expressly acknowledges that he has carefully read and considered the provisions of Sections 5, 6, 7, and 8, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time periods and geographic areas of restriction are fair and reasonable and are reasonably required for the protection of the interests of the Company and its officers, directors, shareholders and other employees.
(b) In the event that, notwithstanding the foregoing, any of the provisions of Sections 5, 6, 7, and 8 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Sections 5, 6, 7 and 8 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

Syntroleum — Employment Agreement
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10. Requests for Clarification. In the event Employee is uncertain as to the meaning of any provision of this Agreement or its application to any particular information, item or activity, Employee will inquire in writing to the Company, specifying any areas of uncertainty. The Company will respond in writing within a reasonable time and will endeavor to clarify any areas of uncertainty, including such things as whether it considers particular information to be its Trade Secret Information or whether it considers any particular activity or employment to be in violation of this Agreement.
11. Remedies. In the event of a breach or threatened breach of any of the covenants in Sections 5, 6, 7 and 8, the Company shall have the right to seek monetary damages and equitable relief, including specific performance by means of an injunction against Employee or against Employee’s partners, agents, representatives, servants, employers, employees, family members and/or any and all persons acting directly or indirectly by or with him, to prevent or restrain any such breach.
12. Term and Termination.
(a) The term of this Agreement shall be until August 15, 2007. The period from execution of this Agreement until August 15, 2007 shall constitute Employee’s Probationary Period. Notwithstanding any other provision hereof, the Company may terminate this Agreement for any reason on or before August 15, 2007 with no obligations to Employee pursuant to Sections 12(f) or 13. Should this Agreement continue after the Probationary Period, this Agreement shall thereafter be for a term of 12 months from the Agreement Effective Date hereof, unless sooner terminated as provided herein, and shall thereafter be automatically renewed for successive terms of 12 months each unless sooner terminated as provided herein.
(b) Employment of Employee under this Agreement may be terminated:
(i) by the Company upon the death of Employee.
(ii) by the Company if Employee becomes disabled. For the purposes of this Agreement, Employee will be deemed disabled if he (i) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), or (ii) receives disability insurance benefits from any disability income insurance policy maintained by the Company for a period of three consecutive months, or (iii) has been found to be disabled pursuant to a disability determination. A “disability determination” means a finding that Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to the Company and that such disability is

Syntroleum — Employment Agreement
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determined or reasonably expected to last at least six months. The disability determination shall be based upon the written opinion of the physician regularly attending Employee whose disability is in question. If the Company disagrees with the opinion of this physician (the “First Physician”), it may engage, at its own expense, another physician of its choice (the “Second Physician”) to examine Employee. If the First and Second Physicians agree in writing that Employee is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of disability. If the First and Second Physicians disagree on the disability of Employee, they shall choose a third consulting physician (whose expense shall be borne by the Company), and the written opinion of a majority of these three physicians shall, except as otherwise provided in this subsection, be conclusive as to Employee’s disability. The date of any written opinion conclusively finding Employee to be disabled is the date on which the disability will be deemed to have occurred. If there is a conclusive finding that Employee is not totally disabled, the Company shall have the right to request additional disability determinations provided it agrees to pay all the expenses of the disability determinations and does not request an additional disability determination more frequently than once every three months. In connection with any disability determination, Employee hereby consents to any required medical examination, and agrees to furnish medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.
(iii) under any retirement policy applicable to all executive officers adopted by the Company.
(iv) by mutual agreement of Employee and the Company.
(v) by the Company upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business of the Company is continued).
(vi) by the Company for just cause at any time upon written notice. For purposes of this Agreement, “just cause” may include, but is not necessarily limited to, the following: (A) Employee’s material breach of Employee’s obligations, duties and responsibilities under any term or provision of this Agreement, which breach remains uncured for a period of five days after written notice by the Company to Employee; (B) Employee’s failure to adhere to the standards of performance and conduct prescribed by the Company, including but not limited to those policies set forth in the Employee Policy Manual as it may exist from time to time and as set forth in Section 1 hereof; (C) Employee’s act of insubordination to the Company’s Board of Directors or senior management; (D) Employee’s gross negligence or willful misconduct in the performance of his duties under this Agreement; (E) Employee’s dishonesty, fraud, misappropriation, disruption of the workplace or embezzlement in the course of, related to or connected with the business of the Company; (F) Employee’s conviction of a felony; (G) Employee’s failure (after written notice to Employee of such failure and Employee not correcting such failure within five days of such notice) to devote Employee’s time, attention and best efforts to the business of the Company as provided in this Agreement; or (H) Employee asserting claims or filing of litigation against the Company which is determined to be frivolous. The determination of “just cause” under subsections (A) through (H) shall be made at the sole discretion and decision of Syntroleum.

Syntroleum — Employment Agreement
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(vii) by either the Company or Employee for any reason upon 15 days written notice.
(c) Any termination of Employee’s employment, either by the Company or Employee, shall be communicated by a written notice of termination to the other party. A notice of termination which includes conditions to such notice of termination shall be considered a notice of termination without such conditions.
(d) If Employee’s employment is terminated pursuant to the terms of this Agreement for any reason, Employee shall be entitled to all arrearages of salary and expenses up to and including the date of termination but shall not be entitled to further compensation except as expressly provided in Sections 12(f) or 13 below.
(e) Upon termination of employment for any reason, Employee shall deliver all Trade Secret Information of the Company to an authorized representative of the Company, and the non-disclosure provisions of Section 5 shall survive such termination and shall remain in full force and effect for a period of 15 years from such expiration or termination.
(f) Except as provided in Section 12(a), should this Agreement and hence Employee’s employment be terminated by the Company pursuant to Section 12(b)(iii), (iv), (v) or (vii), Company will offer Employee a severance equal to Employee’s monthly salary for three (3) months, less normal deductions. Said amount shall be paid out over for three (3) months during normal biweekly pay periods. This severance shall be offered to Employee in exchange for execution of a Separation and Release Agreement. The Employee’s severance is not guaranteed by this Agreement. Should Employee accept the terms and conditions of a Separation and Release Agreement releasing all claims against the Company and its affiliates related to Employee’s employment or termination of employment Employee shall receive Employee’s severance as set forth in this Section 12(f). If Employee does not accept the terms of the Separation and Release Agreement within the time period specified therein (which in no event shall be later than 45 days after the date such agreement is offered to Employee will be entitled to nothing more than all arrearages of salary, accrued vacation time, and expenses up to and including the date of termination. Any violation of this Agreement during the period of notification provided for in Section 12(b)(vii) above which would qualify Employee for termination for just cause shall constitute grounds for Company to withdraw the offer of payment of severance hereunder.

Syntroleum — Employment Agreement
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13. Change of Control.
Except as provided in Section 12(a), in the event of a Change of Control of the Company and during the one-year period immediately following any Change of Control, (i) the Company terminates Employee’s employment for any reason other than Employee’s death, disability, or just cause as provided in Sections 12(b)(i), (ii), and (vi), respectively, or (ii) the Employee terminates his employment for Good Reason, Company will offer Employee a severance equal to his monthly salary for three (3) months, less normal deductions. Said amount shall be paid out over for three (3) months during normal biweekly pay periods. This severance shall be offered to Employee in exchange for execution of a Separation and Release Agreement. The Employee’s severance is not guaranteed by this Agreement, but shall be offered to him. Should he accept the terms and conditions of a Separation and Release Agreement releasing all claims against the Company and its affiliates related to his employment or termination of employment he shall receive his severance as set forth in this Section 13. If he does not accept the terms of the Separation and Release Agreement within the time period specified therein (which in no event shall be later than 45 days after the date such agreement is offered to him), he will be entitled to nothing more than all arrearages of salary, accrued vacation time, and expenses up to and including the date of termination.
(a) Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement, the “Change of Control” shall be deemed to have occurred on the date immediately prior to the date of such termination of employment.
(b) As used in this Agreement, the terms set forth below shall have the following respective meanings:
(i) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Agreement Effective Date.
(ii) “Agreement Effective Date” shall mean June 13, 2007 .
(iii) “Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

Syntroleum — Employment Agreement
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(iv) “Beneficial Owner” shall mean, with reference to any securities, any Person if:
(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Agreement Effective Date) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);
(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or
(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;
provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

Syntroleum — Employment Agreement
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The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”
(v) “Change of Control” shall mean any of the following:
(a) any Person (other than an Exempt Person) or Group (other than a Group comprised entirely of Exempt Persons) shall become the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding or 30% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person or Group shall become a Beneficial Owner of 30% or more of the shares of Common Stock or 30% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person or Group directly from the Company;
(b) individuals who, as of the Agreement Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;
(c) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

Syntroleum — Employment Agreement
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(d) approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a subsidiary of the Company or a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A)and (B) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company or a corporation, with respect to which, following such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.
(vi) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(vii) “Exempt Person” shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.
(viii) “Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock) except upon the occurrence of a contingency, whether such rights exist as of the Agreement Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.
(ix) “Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

Syntroleum — Employment Agreement
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(x) “Good Reason” shall mean:
(a) the assignment to the Employee of any duties materially inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;
(b) any material failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;
(c) the Company’s requiring the Employee to be based at any office outside the Tulsa metropolitan area; or
(d) any purported termination by the Company of the Employee’s employment otherwise than as expressly permitted by this Agreement.
(xi) “Group” shall mean any group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(xii) “Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.
(xiii) “Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

Syntroleum — Employment Agreement
CONFIDENTIAL
14. Severance shall not exceed Section 280G of the Internal Revenue Code. Not withstanding the terms and conditions of Sections 12 or 13, the amount of severance compensation shall in no event be greater than the amount which would be deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), after taking into consideration all payments to Employee covered by Code Section 280G which Employee receives or is deemed to receive (i) under this Agreement; (ii) under the Company’s 2005 Stock Option and Incentive Plan, as amended, by reason of the acceleration of the right to exercise any options (including any related stock appreciation rights) granted thereunder or the acceleration of the vesting of any restricted stock awards granted thereunder; or (iii) under any new plan or arrangement implemented by the Company or any party to a transaction which constitutes a Change of Control after the date of this Agreement which would otherwise be considered a “parachute payment” under Section 280G. In the event such payments exceed the amount which would be deductible by the Company or other payor under Code Section 280G, the timing of such payments shall be extended or otherwise modified or reduced such that such payments shall be deductible by the Company or other payor under Code Section 280G and in a manner which, to the extent possible, provides Employee the full benefit of such payments as originally agreed to.
15. Resignation Upon Termination. In the event of termination of this Agreement other than for death, Employee agrees to resign from all positions held in the Company, including without limitation any position as a director, officer, agent, trustee or consultant of the Company or any affiliate of the Company.
16. Obligations Unconditional. The obligations of the parties under this Agreement are unconditional and do not depend upon the performance of any agreements, duties, obligations, or terms outside this Agreement.
17. Waiver. A party’s failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.
18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
19. Severability. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such provision had not been included herein and all other valid provisions herein shall remain in full force and effect. If for any reason the restrictions and covenants contained herein are held to cover a geographical area or be for a length of time which is unreasonable or unenforceable, or in any other way are construed to be too broad or to any extent invalid, then to the extent the same are or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a covenant having the maximum area, time or other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

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Syntroleum — Employment Agreement
CONFIDENTIAL
20. Jurisdiction. The Company and Employee intend to and hereby confer jurisdiction to enforce the provisions of this Agreement and any restrictive covenants contained herein upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the provisions of this Agreement or any of the restrictive covenants contained herein unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Employee that such determination not bar or in any way affect the Company’s right to the relief provided herein in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.
21. Notice. Any and all notices required or permitted herein shall be deemed delivered if delivered personally or if mailed by registered or certified mail to the Company at its principal place of business and to Employee at the address hereinafter set forth following Employee’s signature, or at such other address or addresses as either party may hereafter designate in writing to the other.
22. Amendments. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by the Company and Employee.
23. Burden and Benefit. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The Company may, in its sole discretion, assign this Agreement or its rights hereunder to any parent, affiliate, shareholder, or successor of the Company, or to any person or entity which purchases substantially all of the assets of the Company. Employee may not transfer or assign this Agreement or any of Employee’s rights or obligations under this Agreement.
24. References to Gender and Number Terms. In construing this Agreement, feminine or number pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place which the context so requires.
25. Headings. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.
26. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereof.
27. Compliance With Section 409A. Notwithstanding anything to the contrary herein, if any of the benefits payable pursuant to this Agreement shall be deemed to constitute nonqualified deferred compensation, within the meaning of Section 409A of the Internal Revenue Code, then the payment of such benefits shall be delayed until the earliest date on which such benefits can be paid without subjecting the Employee to the payment of any interest or tax penalty which may be imposed under Section 409A of the Internal Revenue Code, but in no event later than six months and five days after the Employee’s separation from service, within the meaning of Section 409A.

Syntroleum — Employment Agreement
CONFIDENTIAL
28. Disputes. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be addressed in the following order:
(a)
Negotiation. The Company will designate a senior member of management to represent it during the negotiations. Company’s designated negotiator and Employee shall arrange a meeting, at a mutually convenient time by phone or in person, to discuss the issues and negotiate for a resolution of the dispute. The period of negotiation shall extend no longer than thirty (30) days from the first meeting of the negotiators.

(b)
Mediation. If the Company and Employee have failed to resolve the dispute by negotiation, the Company and Employee shall submit to mediation prior to seeking resolution by binding arbitration. The Company and Employee will cooperate with one another in recommending a mediator from the American Arbitration Association panel of neutrals, who shall be requested to promptly scheduling the mediation proceedings. The Company and Employee covenant that they will participate in the mediation in good faith, and that they will each bear its own costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are expected to be treated as confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If the dispute is not resolved within thirty (30) days from the date of the submission of the dispute to mediation (or such later date as the parties may mutually agree in writing), the administration of the arbitration shall proceed forthwith. The mediation may continue, if the Company and Employee so agree, after the appointment of the arbitrators. Unless otherwise agreed by the Company and Employee, the mediator shall be disqualified from serving as arbitrator in the case. The pendency of a mediation shall not preclude a party from seeking provisional remedies, such as a temporary or permanent injunction or restraining order to prevent a continuing harm to a party, in aid of the arbitration from a court of appropriate jurisdiction, and the Company and Employee agree not to defend against any application for provisional relief on the ground that a mediation is pending.

Syntroleum — Employment Agreement
CONFIDENTIAL
(c)
Arbitration. Within five (5) business days of the conclusion of the mediation, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by binding arbitration in Tulsa, Oklahoma, before three (3) arbitrator(s). The arbitration shall be administered by the American Arbitration Association pursuant to its Commercial Rules for Arbitration. If the dispute is not resolved within thirty (30) days from the date of the submission of the dispute to arbitration (or such later date as the Company and Employee may mutually agree in writing), the Company or Employee may proceed to litigation in accordance with this Agreement. Judgment on the award may be entered in any court having jurisdiction over a party. This clause shall not preclude the Company or Employee from seeking provisional remedies in aid of arbitration, such as a temporary or permanent injunction or restraining order to prevent a continuing harm to a party, from a court of appropriate jurisdiction. The Company and Employee covenant that they will participate in the arbitration in good faith, and that they will each bear its own costs. The provisions of this section may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

(d)
Litigation. In the event that the dispute resolution procedure set forth in Section 28(a), (b) or (c) are held unenforceable by a court of competent jurisdiction, the Company and Employee agree to litigate any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, before the State courts sitting in Tulsa County, in Tulsa, Oklahoma for a non-jury (bench) trial, and the prevailing party shall be awarded its costs of litigation. If the case or controversy meets the requirements for removal to the Federal Court system, the Company and Employee agree that removal to Federal Court shall only be to the U.S. District Court for the Northeastern District of the State of Oklahoma, subject to a non-jury (bench) trial. In the event a party elects to utilize the dispute resolution mechanism of Litigation, without first undertaking good faith participation in Negotiation, Mediation, or Arbitration, the party making the election of Litigation shall be obligated for all costs (internal and external) of the other party.

Syntroleum — Employment Agreement
CONFIDENTIAL
IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

COMPANY: SYNTROLEUM CORPORATION
By:	/s/ Edward G. Roth
Edward G. Roth
President and Chief Operating Officer Syntroleum Corporation. 4322 South 49th West Avenue Tulsa, Oklahoma 74107 EMPLOYEE:

By:	/s/ Karen L. Gallagher
	Name:	Karen L. Gallagher

Syntroleum — Employment Agreement
CONFIDENTIAL
Exhibit A
Initial Duties and Responsibilities
•	Oversee the financial and accounting controls and processes to ensure timely financial reporting that adheres to GAAP, SEC reporting and Sarbanes-Oxley compliance requirements;
•	Evaluate existing accounting policies and procedures and establish new accounting policies and procedures required to adhere to GAAP, SEC and Sarbanes Oxley compliance requirements;
•	Identify and implement accounting policies and procedures associated with the development of managed technology and construction projects in the range of $100 to $250 million;
•	Report financial results to the Board and executive management. Oversee monthly filings and dissemination of accounting documents;
•	Plan, organize, and direct the financial management control functions;
•	Set forth desired objectives, develops procedures and proposes changes in existing accounting and control methods;
•
Direct the planning, organization and implementation of the overall procedures for financial reporting, managerial reporting, cash management, risk management, Sarbanes-Oxley compliance and audit compliance;

•
Working with the Chairman of the Board, Prepare/Coordinate the development of all Board related materials including all Board meetings, audit committee meetings, and the Annual Meeting of Shareholders;

•	Prepare all required SEC filings and sign such filings in the capacity of the Principal Accounting Officer;
•	Direct accounting activities for all corporate entities and ensure the accounts and records required for all reporting (including income tax reporting) are maintained;
•	Direct the information technology department;
•	Direct the risk management function associated with various insurances including general business insurance, D&O coverage, construction coverage, etc;
•	Direct the operations of the human resources department;
•	Perform such other duties as may be assigned by Employee’s supervisor, Executive Committee, and/or Board of Directors